UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 8, 2006
BALLY TOTAL FITNESS HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-13997	36-3228107

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8700 West Bryn Mawr Avenue, Chicago, Illinois	60631

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (773) 380-3000
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BALLY TOTAL FITNESS HOLDING CORPORATION
FORM 8-K
Current Report
Item 1.01 Entry into a Material Definitive Agreement.
On September 8, 2006, the Board of Directors of Bally Total Fitness Holding Corporation (the “Company”) approved the Company’s entry into Indemnification Agreements with members of the Board of Directors of the Company, providing for indemnification of such directors in certain circumstances. The Company will enter into Indemnification Agreements with the following directors: Charles J. Burdick, Barry M. Deutsch, Barry R. Elson, Don R. Kornstein, Eric Langshur, Steven S. Rogers and John W. Rogers, Jr. Under the Indemnification Agreements, the Company will be obligated to indemnify each director in certain circumstances and upon certain conditions against expenses, judgments, fines and settlement amounts incurred by such director. The Indemnification Agreements also establish procedures and other agreements pertaining to such obligations of the Company. The Board also authorized the Company to enter into a similar agreement with its Senior Vice President, Secretary and General Counsel, Marc D. Bassewitz.
The foregoing description of the Indemnification Agreements is qualified in its entirety by reference to the complete text of the form of Indemnification Agreement, a copy of which is attached as Exhibit 10.1 to this report.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
10.1     Form of Indemnification Agreement.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLY TOTAL FITNESS HOLDING CORPORATION

Registrant

Dated: September 13, 2006	/s/ Marc D. Bassewitz
Marc D. Bassewitz
Senior Vice President, Secretary and General Counsel